Exhibit 10.1
First Amendment to
The American Equity Investment Life Holding Company
Short-Term Performance Incentive Plan
WHEREAS, American Equity Investment Life Holding Company (the “Company”) has previously adopted the American Equity Investment Life Holding Company Short-Term Performance Incentive Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, the first sentence of Paragraph A of Article VI of the Plan is hereby amended in its entirety to read as follows:
80% of any Performance Incentive Component Award and 100% of any Production Incentive Component Award will be made in cash as soon as practicable following the end of the Award Year (and, in any event, by the 15th day of the third month following the calendar year in which occurs the end of the Award Year) without interest.
AND FURTHER, the first sentence of Paragraph B of Article VI of the Plan is hereby amended by replacing “30%” with “20%”.
AND, FURTHER, the fourth sentence of Paragraph B of Article VI of the Plan is hereby amended in its entirety to read as follows:
Notwithstanding the foregoing, (i) if a Participant dies before the end of the three-year period, the shares will vest upon death and be immediately distributed to the Participant's estate and (ii) if the Participant attains the age of 65 and completes 10 years of service with the Company before the end of the three-year period, the shares will vest upon the date the Participant satisfies both of such requirements (or on the first day of such three-year period if the Participant satisfied both of such requirements prior to such day) and shall be immediately distributed to the Participant.
This First Amendment shall be effective as of the date it is adopted by the Compensation Committee of the Board of Directors of the Company, and shall apply to all awards granted under the Plan, except that the changes to the percentages for cash and restricted stock payments of the Performance Incentive Component Awards shall be effective for awards made for fiscal years after the 2010 fiscal year.